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                                                                Exhibit 10.2
                               PURCHASE AGREEMENT


                  This Purchase Agreement (this "Agreement") is effective as of 12:01 a.m. on the 1st day of July, 1998 (the "Effective Date"), by and among the Triumph Group Operations, Inc., a Delaware corporation ("Buyer"), and Charles M. Newell and Henry H. Newell (together, the "Sellers") and, for the limited purpose of Section 2(b) hereof, Triumph Group, Inc., a Delaware corporation ("TGI").

                                    RECITALS

                  WHEREAS, the Sellers, as executive officers and stockholders of Nu-Tech Industries Holding Company, a Missouri corporation (the "Company"), have developed and accrued personal goodwill with respect to the Company;

                  WHEREAS, as of the Effective Date, the Sellers are not parties to an employment agreement, non-competition agreement or similar agreement with the Company; and

                  WHEREAS, the Sellers wish to sell to Buyer, and Buyer desires to purchase from Sellers, all of Sellers' Goodwill (as defined below), upon the terms and subject to the conditions set forth in this Agreement.

                  IN CONSIDERATION of the mutual agreements set forth herein, Buyer and the Sellers agree as follows:


1.       Definitions.

                           a. Capitalized terms used herein but not otherwise
defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement (the "Stock Purchase Agreement"), effective as of 12:01 a.m. on the 1st day of July, 1998, by and among Buyer, the Company and Sellers, and for the limited purposes set forth therein, TGI.

                           b. "Sellers' Goodwill" shall mean any and all of
Sellers' goodwill with respect to the following: (i) the marketing strategy and technique developed by the Sellers for the solicitation of potential customers of the Company, and (ii) the relationships created, developed and maintained by the Sellers with the key decision makers of the Company's key customers.

                  2.       The Proposed Transaction.

                           a. Subject to the terms and conditions of this
Agreement, at the Closing, the Sellers will sell and transfer the Sellers' Goodwill to Buyer, and Buyer will purchase the Sellers' Goodwill from the Sellers. In reliance on this Agreement, in


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consideration of the sale and transfer of the Sellers' Goodwill, Buyer agrees to pay and deliver to the Sellers, on the Closing Date, the purchase price as set forth in Section (b) below, to be distributed to each of the Sellers as follows:
56.8873% to Charles M. Newell and 43.1127% to Henry H. Newell.

                           b. The purchase price shall be an amount equal to
$ (Confidential Treatment request filed with the Secretary of the S.E.C.) (together with interest thereon at the rate of (Confidential Treatment request filed with the Secretary of the S.E.C.) percent ((Confidential Treatment request filed with the Secretary of the S.E.C.) %) per annum from the Effective Date to, but excluding, the Closing Date), which shall be paid by wire transfer of immediately available funds to each of Seller's bank accounts as designated by such Seller to Buyer (the "Cash Consideration"); provided, however, that either Seller (an "Electing Seller"), may request to receive, pursuant to a written notice to Buyer no later than the Business Day prior to the Closing Date, in lieu of such Electing Seller's share of the Cash Consideration, shares of Common Stock, par value $.001 per share, of TGI ("TGI Stock"), equal to all or part of such Electing Seller's share of the Cash Consideration, based on the average closing price of TGI Stock on the New York Stock Exchange Composite Transaction tape for the ten trading days immediately prior to the Closing Date on which the New York Stock Exchange was open for business; provided further however, that TGI shall not, in any event, be obligated to issue to the Sellers and the other stockholders of the Company, in the aggregate, under this Agreement and Section 2.02 of the Stock Purchase Agreement, more than (Confidential Treatment request filed with the Secretary of the S.E.C.) shares of TGI Stock. In the event that TGI would be requested, in connection herewith and therewith, to issue more than (Confidential Treatment request filed with the Secretary of the S.E.C.) shares of TGI Stock, each Electing Seller's share of such TGI Stock shall be payable as follows: (a) shares of TGI Stock in an amount obtained by multiplying (Confidential Treatment request filed with the Secretary of the S.E.C.) by a fraction, the numerator of which is the number of shares of TGI Stock requested by such Electing Seller under this Agreement and the Stock Purchase Agreement and the denominator of which is the number of shares of TGI Stock requested to be issued under this Agreement and the Stock Purchase Agreement, and (b) the remainder in cash.

                  3. Closing. The Closing of the transaction as contemplated by this Agreement shall take place simultaneously with and as provided in the Stock Purchase Agreement.

                  4. Termination. This Agreement will be terminated without further action by the Buyer or the Sellers if the Stock Purchase Agreement is terminated pursuant to Section 13 thereof.

                  5.       General

                           a. The Sellers and Buyer shall each pay, without
right of reimbursement from the other, all costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, fees and disbursements of legal counsel, accountants, and consultants employed by the respective parties hereto in connection with the transactions contemplated by this Agreement.

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                           b. This Agreement shall be binding upon, and inure to
the benefit of, the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is not made for the benefit of any Person not a party hereto, and nothing in this Agreement will be construed as giving any Person, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement, or any provision hereof.

                           c. This Agreement shall not be assigned by Buyer or
the Sellers without the prior written consent of the other; provided, that Buyer shall have the right to assign all or any portion of its rights and obligations under this Agreement to an Affiliate of Buyer without consent of the other parties. Any such assignment shall not release Buyer from its obligations herein.

                           d. Each party to this Agreement shall maintain in
strict confidence the negotiation or existence of this Agreement, the identity of the parties hereto and any nonpublic information concerning the other parties or their Subsidiaries or Affiliates provided to or discovered by any of them or their respective representatives and shall not disclose any of the above information to anyone other than: (i) those people directly involved in the investigation and negotiations pertaining to the transactions contemplated by this Agreement, including without limitation, attorneys, accountants and similar representatives; and (ii) such Persons or Governmental Authorities whose consents or approvals may be necessary or to whom notice needs to be given to permit consummation of the transactions contemplated hereby.

                           e. Neither party to this Agreement shall, without
the prior written consent of the other parties hereto, make or cause to be made any press release or other public statement or announcement that directly or indirectly discloses the transactions contemplated by this Agreement; provided, however, that Buyer may make any public disclosure which it is advised by independent counsel it is required to make by applicable law or any listing or trading agreement concerning its publicly traded securities, only after notice and a reasonable opportunity to review is given to the Sellers.

                           f. This Agreement shall be governed by, construed,
interpreted and the rights of the parties determined in accordance with the laws, including equitable principles but without regard to principles of conflict of laws, of the State of Delaware.

                           g. In the event of a dispute arising out of or
related to this Agreement, the parties shall, prior to initiating litigation, first submit the dispute to non-binding mediation under the commercial mediation rules of the American Arbitration Association at its St. Louis, Missouri offices. The parties hereby acknowledge and agree that such mediation shall be deemed to be in the nature of settlement discussions and that neither the fact that such discussions took place, nor any statement or conduct of any participant in such discussions shall be admissible into evidence in any subsequent litigation or in any arbitration or other dispute resolution proceeding involving the parties. It is further understood and agreed that any disclosure in any form, including oral, by any Person participating in such mediation shall not operate as a waiver of any



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privilege, including work product or attorney-client privilege, applicable to the subject matter thereof.

                           h. Any notice, request, consent, waiver or other
communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person or sent by telecopy, by a nationally-recognized overnight courier or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Sellers:

                           Charles M. Newell
                           9112 Delmar
                           Leawood, KS 66207

                           Henry H. Newell
                           5831 Cherokee
                           Fairway, KS 66205

                           with a copy to:

                           William W. Humphrey III, Esquire
                           Lewis, Rice & Fingersh
                           1010 Walnut Street, Suite 500
                           Kansas City,  MO
                           Fax:  (816) 472-2500

                  If to Buyer:

                           The Triumph Group Operations, Inc.
                           Four Glenhardie Corporate Center
                           1255 Drummers Lane, Suite 200
                           Wayne, Pennsylvania 19087
                           Attention: President
                           Fax: (610) 975-0563

                           with a copy to:

                           Richard M. Eisenstaedt, Esquire
                           Vice President and General Counsel
                           Triumph Group, Inc.
                           Four Glenhardie Corporate Center
                           1255 Drummers Lane, Suite 200
                           Wayne, Pennsylvania  19087
                           Fax:  (610) 975-0563


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or to such other Person or address as either such party may have specified in a notice duly given by the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date so personally delivered, on the Business Day following delivery by sender to such an overnight courier, three Business Days after mailing or when receipt is confirmed if delivered by telecopy.

                           i. This Agreement, together with the Stock Purchase
Agreement (including the Schedules and Exhibits attached hereto and thereto) and the documents referred to herein and therein as having been entered into by all of the parties hereto, or delivered by a party hereto or thereto to another party hereto or thereto, constitute the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, representations and warranties, whether oral or written, relating to the subject matter hereof.

                           j. The rights and remedies provided in this Agreement
are cumulative and are not exclusive of any rights or remedies a party may otherwise have at law or in equity.

                           k. Any failure of the Buyer or the Sellers to comply
with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Buyer in the case of any such failure by the Sellers, or by the Sellers, in the case of any such failure by Buyer, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section (h) above.

                           l. The unenforceability or invalidity of any Section
or subsection or provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

                           m. The headings of the Sections and subsections
contained in this Agreement are for reference purposes only and shall not in any way affect the meaning, interpretation, enforceability or validity of this Agreement.

                           n. This Agreement may be executed in any number of
counterparts, each of which so executed will be deemed to be an original, but all of which together will constitute one and the same agreement.

                           o. Any facsimile signature of any party hereto or to
any other agreement executed in connection herewith shall constitute a legal, valid and binding execution hereof by such party.


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                           p. The Buyer and the Sellers hereby agree that any
rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require. Section, Exhibit and Schedule references contained in this Agreement refer to those contained in or attached to this Agreement unless otherwise specified.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     BUYER:

                                     THE TRIUMPH GROUP OPERATIONS, INC.


                                     By: /s/ Richard M. Eisenstaedt
                                     -----------------------------------------
                                           Name: Richard M. Eisenstaedt
                                           Title: Vice President

                                     SELLERS:

                                      /s/ Charles M. Newell
                                     -----------------------------------------
                                     Charles M. Newell


                                      /s/ Henry H. Newell
                                     -----------------------------------------
                                     Henry H. Newell


                                     FOR THE PURPOSE OF SECTION 2(b) HEREOF:

                                     TRIUMPH GROUP, INC.



                                     By:/s/ Richard M. Eisenstaedt
                                        --------------------------------------
                                              Name: Richard M. Eisenstaedt
                                              Title: Vice President





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